Exhibit 99.3

Operator:

Thank you for joining our call today. In this call we’ll be discussing information contained in our press release issued today. Before we discuss what we believe is a very exciting announcement and a significant milestone for both Caritas Therapeutics and Arya IV, I will make some important disclaimers. Please note that today’s presentation is neither an offering of securities nor a solicitation of a proxy vote. The information discussed today is qualified in its entirety by the registration statement on Form S-4, containing a prospectus/proxy statement, that Arya IV and Caritas will file with the SEC in the future. The shareholders of Arya IV are urged to read those filings carefully when they become available because they will contain important information about the proposed transaction. Additionally, during the presentation we will make certain forward-looking statements that reflect our current views related to our future financial performance, future events, and industry and market conditions, as well as forward-looking statements related to the business combination, including the timing, proceeds and benefits of the transaction, as well as statements about the potential of Caritas’ technology and timing of Caritas’ milestones.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. We strongly encourage you to review the information that Arya IV files with the SEC regarding specific risks and uncertainties - in particular, those that are described in the risk factors section of Arya IV’s most recent filings.

And with that, I’ll turn the call over to Adam Stone.

Adam S:

Good morning everyone and thank you for joining us today. I’m Adam Stone, CEO of ARYA IV and CIO of Perceptive Advisors. We are extremely pleased to have announced the proposed business combination of ARYA IV and Caritas Therapeutics. The combined company will be well capitalized with a $200mm PIPE financing, up to $150m cash in trust from ARYA IV and $50m being contributed by Amicus, totaling up to $400m of capital. The $200m PIPE was led by us at Perceptive Advisors with strong support from existing ARYA IV shareholders and leading biotech investors and mutual funds.

When ARYA IV was formed, we set out to find a company with differentiated technology and disruptive potential, which is what I believe we have found in Caritas’ gene therapy pipeline and platform. We have been working diligently with the Amicus team over the past months as Caritas Therapeutics was carved out, and believe this is a first-in-its-class transaction in the biotechnology space that epitomizes the potential of the ARYA platform in facilitating access to the public capital markets. As John will explain, we believe Caritas will be at the forefront of the next generation of science which will aim to deliver potentially curative therapies in devastating rare diseases. We believe that this transaction will adequately capitalize Caritas to allow them to continue to execute on what we believe is a very exciting clinical development plan, and expect significant value creation for both patients and shareholders in the years to come.

We look forward to our relationships with the newly formed Caritas team as well as with the team at Amicus. With that, I’d like to hand over to John Crowley, from Amicus, who is joining as Caritas’ new CEO.

John C:

Great, thank you, Adam. I’m John Crowley, the Chairman and CEO of Amicus Therapeutics, and I’m very exciting that we’re going to be launching a new company that’s been incubated within Amicus for the last 3 years – Caritas Therapeutics. Our intention is that Caritas will immediately become one of the pre-eminent gene therapy companies in the world, focused on next-generation gene therapy technologies to advance the next generation of science, of treatment and we believe ultimately of cures. So, something that we’re very excited about.

I’m particularly grateful for the partnership with our long-time colleagues at Perceptive which have been very supportive of Amicus, as we’ve built our company, along this journey, and now supportive of our initiative in gene therapy through Caritas Therapeutics. So, thank you to the Perceptive team, and thank you all for listening.

Let me begin over the next couple of slides, if you'd be kind enough to flip forward just with some of the disclaimers and forward looking notices, and then we'll come to the 1st slide where we can talk about really the presenters for today beginning.

I will be the Chairman and Chief Executive Officer of Caritas Therapeutics. I'm pleased to be joined today by Jill Weimer, who will be the Chief Science Officer of Caritas Therapeutics. Jeff Castelli, Chief Development Officer. And also Jim Wilson, who currently leads the Orphan Disease Center at the University of Pennsylvania, who will also be an important senior strategic and scientific advisor for Caritas Therapeutics. Each of us from Jill, myself and Jeff come from the Amicus team. And Jim has been a partner, somebody I've known for a long time in my working career, and somebody who's been a very important partner for us as we develop through Amicus, the Caritas Technologies now ready to be spun out into a new company.

On the next slide, we'll talk a little bit more about what is Caritas in the vision. We'll begin with the name Caritas, the Latin word for compassion, which means “in the service to others”. We see this as a dual mission for shareholders and for patients to develop the best gene therapies for as many patients as quickly as possible. We've considered this spin from some time. It's been proposed and the idea brought to us by several investors. We think this is important from an Amicus standpoint, because this unlocks and allows us to build value in the gene therapy programs. We think it's important, too, that it will properly fund the gene therapy programs going forward. Also too, within the walls of Caritas we will now have a dedicated leadership and scientific team focused organization focused on bringing these programs forward.

So that makes sense for Amicus. For Caritas, again we have a very big vision. We believe that this is the next generation of science, the next generation of gene therapies and ultimately, we believe, has the potential to be the next generation of cures in many, many rare diseases. Our goal is to safely deliver enough vector to target cells. We'll talk a lot about our technologies at Caritas. We'll talk about the important collaborations with both Amicus and UPenn and other key partners going forward. But at the end of the day, we believe that we are at the dawn of the next iteration of gene therapy programs and technologies. There are many problems still to be solved: problems of delivery, of safety, of durability, of manufacturability. And we believe at the core, Caritas is a team of problem solvers with the programs, the technologies, the capabilities and the experience to tackle these most important problems. And, again, to bring what we think is now the next generation of gene therapies forward. While many companies have discrete aspects of next generation gene therapy technologies, we believe no other company puts it together with the experienced team, the breadth and depth of technologies and programs as we have here now with Caritas.

Turning to slide 7, we’ll outline the terms of the deal here. Again, we are spinning out all the gene therapy assets out of Amicus Therapeutics into this new company, into Caritas Therapeutics. Amicus will own approximately 36% of the outstanding shares of Caritas at the end of the transaction. Caritas will be merged into the ARYA IV SPAC, that platform sponsored by Perceptive. That SPAC contains $150M in cash. In addition, we will raise approximately $200M through a PIPE. That, combined with the cash Amicus will provide as an asset in Caritas will have us launch Caritas with $400M in cash.

So simplifying the transaction, on the next slide here. We'll talk about kind of, the key investment highlights here, and again, what you have is a unique opportunity where you have a diverse portfolio of both clinical and pre-clinical rare disease gene therapy programs. Including 2 programs, CLN6/CLN3, moving into pivotal studies, 3 INDs, multiple IND candidates targeted over just the next few years. But again, these programs have been developed and incubated within Amicus for now 3 years and they're ready to be spun out, they're ready to be mature.

These incorporate a series of platform technologies, protein engineering capabilities, a number of key relationships with Penn, with Amicus on the manufacturing side, with ThermoFisher. And again, you'll see we have developed, in fact are at the permitting stage, ready to build a state of the art, world class, clinical gene therapy manufacturing facility in Florida with the vision to develop a large scale commercial manufacturing facility. We are firmly of the belief that if we are going to be among the world's leading gene therapy companies, if not the leading gene therapy company in the world, that we also need to be at the forefront of gene therapy manufacturing technologies. We believe in gene therapies, process is the product.

We also again see a partnership, or risk sharing, in our core important programs of Fabry and Pompe gene therapy. Again, programs that were nurtured within Amicus, that will be part of Caritas through a 50:50 joint venture and we'll describe that more fully later in the presentation. And again, this is a turnkey team of about 115 people. So myself, Jill, Jeff and many other people who will be pivoting over from the Amicus side, are important to lead. We see this as a decade of genetic medicine ahead and we're very, very happy to be a part of that R&D effort going forward to take Caritas to the next level.

On the next slide, you'll see 3 of the 4 pillars of how we're building this: science, the pipeline and partnerships. Science, I'll turn it over in a moment to Jill Weimer to discuss more. The key platform technologies that we've been developing and incubating now within Caritas ready to launch forward, are technologies that we've not discussed before. This is something that our 60+ scientists under Jill's leadership have been working on. Again, looking at solving key problems of gene therapy. We combine that with the pipeline that we already have and the partnerships, again, we think presents a very unique opportunity from an investment standpoint and a chance to build very significant value in the quarters and years ahead.

On the next slide, we'll look at the pipeline. We see the pipeline and 3 discrete areas. We see a Batten franchise with the most advanced program, CLN6 Batten Disease, a small fatal genetic disease in children. We see that as an opportunity to help children with the disease, to build a product, but also importantly, to lay the path forward for CLN3 Batten disease. As Jeff Castelli will describe, the largest of the Batten disease programs. Other programs, in CLN1 and others. We have our lysosomal disease franchise, which includes, very importantly, the Fabry and Pompe gene therapy programs there that have products, IND candidates, already designated that we've worked on for several years, combining the technologies of Amicus and UPenn. But we also see those as proof of principle for important aspects of our protein engineering. And again, we're very excited about the potential to bring forward programs in other larger rare diseases where we have ongoing advance preclinical efforts such as CDKL5 deficiency disorder and Angelman Syndrome. I'll also note that through our relationship with Penn, we have the rights all-in to about 50 rare disease programs generated with our work with Jim Wilson and UPenn. Those include, for instance, Duchenne Muscular Dystrophy, Rett Syndrome and Myotonic Dystrophy.

So, a very robust pipeline, and again, one that will be sharply focused on. And also one, too, is we continue to learn, advance the programs quarter by quarter, year by year. We'll continually reassess the pipeline to prioritize programs where there is the most unmet need, where the technology is advanced and where there’s the most likelihood of helping patients.

Just a little bit on the organization and the capabilities, again, we're targeting launching Caritas with 115 FTEs, the vast majority coming over from Amicus.

We see the vast majority, again, about 80% of all the employees of Caritas, a very efficient organization, who will be focused on technology and science and development, taking these programs forward. We are going to operate this very efficiently, the business. Where appropriate we will have transition services agreements with our partners at Amicus to take these programs forward and enable us to, again, operate the company in a very efficient manner.

Let me go ahead now, and in the next section, we'll dig more deeply into the core science and again, the science that Jill will now describe is science that we have developed within Amicus, now Caritas going forward. This is science that we've not discussed outside of Amicus. Again, incubated over the last several years. We see this as an important part of the solution for the challenges of gene therapy going forward and important drivers of value ahead. So, Jill, with that, I'll turn it to you.

Jill W:

Thank you, John. I just want to reiterate some of the points that you made really driving home the principles on which Caritas is being formed. And that is in leveraging the proprietary protein engineering platforms that have been developed over the past several years and learnings from Amicus and will be carried forward to help us develop new and more effective gene therapy treatments.

So, as John mentioned, we really like to step back and think about the problems that face the gene therapy community today. I think it's very timely that we're discussing this now on the heels of the FDA's workshop last week, looking at a number of different challenges that we face currently. And these are really, in our minds, bucketed into a number of key areas. And so these are challenges around delivery, challenges around safety, the durability of the gene therapy product and manufacturing and analytics, as John mentioned.

And so the way that we really approach this with our partners at Penn is really to draw on their expertise in capsid development, gene therapy delivery, and to bring the Caritas engineering approach to really focus on what's inside of those gene therapies.

So how do we actually engineer something that's much more durable, something that's much more safe and will really stand the test of time? So just to illustrate some of the areas that we've really focused on. In the delivery approaches, we're focused on technologies that will allow us to cross-correct. Knowing that a number of gene therapies, depending on the target tissues, usually target approximately 10% of the cells. How do we actually ensure that we can double that, triple that to get more expression throughout the target tissue? By adding engineering strategies that allow the cells to decrease the gene product and be taken up in neighboring cells, and then subsequently be targeted to the organelles that they need to be maximally efficient inside of the cells and allow us to deliver these transgenes to where they need to be. We think that this will help with our delivery strategies

From the safety perspective, how do we enhance the stability of the transgene itself? How do we make sure that enzymes are maximally effective? And also, how do we actually ensure that the gene therapy that is getting into the cell is being turned on effectively and expressed long term?

When we think about durability, how do we make sure that we're getting immune modulation correct? And so, this was something that we've heard a lot about over the last couple of months. That may be one of the driving factors that's contributing to some of those challenges within the gene therapy field. So how do we take approaches like immunomodulation, engineering our transgenes to be less immuno-impactful? And how do we actually then engineer our gene therapy so that we can redose or dose patients that have previously been exposed to AAVs in their environment?

So, if you go to the next slide, I'll go through some of these and just a little bit more detail. So here thinking about our programs Fabry, Pompe and CLN3, I'll talk you through some of our strategies for lysosomal targeting. And in addition to bringing the expertise in engineering, molecular biology, computational biology and neuroscience, I will also point out that the Amicus team will be over at Caritas has over fifty five years of experience in leadership between Jeff, John and myself and working in Fabry, Pompe and Batten Disease. And so, we bring a lot of rich history of understanding these diseases and how we need to develop maximally effective gene therapies.

So, when we think about this from an engineering perspective, in the context of Fabry, what we've done is actually stabilize our enzyme, our GLA enzyme, by fusing the dimer together. This allows for a more effective enzyme that can be secreted out of a cell, cross-correct, and have much more impact than just the wild-type transgene alone.

In terms of our Pompe programs and our CLN1 Batten Disease program, we're using similar approaches where we've added secretory tags and uptake tags that allow for the transduced cell to secrete the lysosomal enzyme, whether it be GAA or CLN1 out of the cells, and then this gets taken up and targeted back to the lysosomal neighboring cells. So, this really helps us overcome that inefficiency that we might see in transduction from the gene therapy itself and target more cells effectively. And I really think that this gives us a leg up over a number of other technologies that might be liver-directed in the Fabry or Pompe space, where you would get possible liver-targeted toxicity or limited transduction outside of the liver. It really allows us to maximally impact the systems within these diseases and get more targeting throughout the body. I will also say, too, that by using these engineered approaches and cross-correction or a targeting to tissues such as the central nervous system and crossing of the blood brain barrier through systemic delivery, which you would not see with a number of the existing programs that are on the market today.

To go to the next slide, I'll introduce you to one of our novel concepts that we've not yet talked about and using Exosomal Targeting as a therapeutic approach. So, there is a number of folks that are currently using exosomes as a way to encapsulate their gene therapy itself and help to evade their immune system. We're not doing that in our particular engineering approach. Instead, what we're doing is transducing the cells with the normal capsid, but then engineering the transgene or gene product to actually have an exosomal targeting motif that then would allow for release and targeting to neighboring cells. And so, we think that this approach will be much more efficient in targeting tissues long distance. And so we have evidence in the upper right hand side where you can see a producer cell that's producing a mCherry transgene that then when collected in the media and put on to a recipient cell you can see it's very effectively taken up into target tissues. We can deliver these targeted transfusions into the central nervous system and see very efficient targeting to peripheral organs. So, we're currently using this to test in our CDKL5 programs with our Pompe GAA gene therapy programs and even starting to look at targeting to transmembrane proteins, such as CLN3 is an effective way of delivering these proteins.

So, this just gives you a little bit of flavor and insight into some of our programs. Jeff Castelli will tell us a little bit more about some of the approaches that we're using, Fabry and Pompe, that we really think will give us a leg up over the competition moving forward.

But now on the next slide, I'd like to turn it over to my colleague, Jim Wilson at UPenn, and he will talk through the similar and same challenges about how we actually are tackling these from the capsid and gene therapy side of things. Jim?

Jim W:

Well, thank you, Jill. And it's a pleasure to be here with my colleagues in Amicus and now Caritas to talk about what I think is an incredibly exciting opportunity for Penn and for patients with rare diseases. What drew us to Amicus was their commitment to patients who are living with rare diseases. And in fact, one of the few successful commercial companies in the space of orphan diseases. When I first began to talk to John about working together, we reached a moment where it became very clear that this made a lot of sense, not only in terms of our culture and our mission, but our science and it is a unique opportunity for us where the partner brings to the collaboration, a platform of science that complements what we do here in the gene therapy program, and as Jill had discussed, we focus on delivery, immune responses, manufacturability, ability to readminister vector.

But at the end of the day, it really comes down to potency of the product. And we have a long way to go to improve potency, and one way to do that and many but not all but at least some important diseases, is to improve the activity of the protein that's being expressed. And as Jill has described, Amicus has distinguished itself as a company capable of doing that, and that core expertise will be transferred to Caritas.

An important part of our collaboration with Caritas is a discovery effort at the gene therapy program in which we derive generous support from Caritas. And there are four major pillars that we're investigating as illustrated on this slide. They all relate to developing improvements in the AAV platform with respect to efficacy and safety. The first is delivery, in that there are a lot of programs across the country, both in the academy and in industry, trying to improve delivery for capsid engineering. We have been in the game much longer than others and know what some of the limitations are but are making some significant progress, especially for the targets important to Caritas such as skeletal muscle and the CNS. But an area where we've got an increasingly amount of energy is around safety. And there have been important and unfortunate serious adverse events that have emerged over the years as AAV has evolved in its development as a drug.

We've been on top of many of these important areas, at least with respect to attempting to identify them in advance through preclinical models, sorting out mechanisms and putting together mitigation strategies. Early on, it related to systemic delivery of AAV and some of the concerns that we saw about, that emerging new approach, and then more recently, neurologic toxicity on a cell type that’s found in the dorsal root ganglion. But that's only the beginning of our work and an important part of what we hope to bring to this collaboration are ways to improve the safety profile of AAV products.

Another area that has been identified, at least with respect to some liver programs, is the durability of expression. I think we're not in bad shape in terms of some initial distribution of the vector in its genome, but we have evidence initially in liver and more recently in the central nervous system that the expression itself may decrease while the genome is retained. This is fascinating because it no longer becomes a delivery or distribution problem, it becomes an expression problem and we're trying to identify ways to overcome that.

And then finally, in the process of all of this research, we need to develop products that can be manufactured not only in terms of scale, but also in terms of quality. And the whole professionalism of CMC and gene therapy is something that is emerging and that we're a part of, and we know that our partners at Caritas believe the same, that manufacturing is going to be critical to be successful clinically and commercially.

So with that, I'll pass it over to Jeff to talk more about pipeline.

Jeff C:

Thank you, Jim and hi everyone. Here on slide 19, we're now going to go into a deeper dive on our different programs. Our lead programs in the clinic are in Batten Disease. These are from technologies that came out of Nationwide Children’s Hospital and Stanford Research Center and are focused around Intrathecal AAV delivery. We see robust expression on target transgenes throughout the CNS and announcing proof of concept across other programs in the space, as well as with our Amicus CLN programs. These all rely on wild type transgenes and are not part of our engineering approach. And here we're really trying to leverage first-day class gene therapies for these very severe pediatric diseases that cause early mortality, loss of vision, ability to walk and think, and an early mortality in childhood.

Take a first look into our CLN6 program. This was our first gene therapy program into the clinic. We now have followed these 13 kids that we treated for two years. As you can see here up in the disease overview, it's a very early onset; around two to four years of age, these kids begin to start showing symptoms. And by the age of 10, they've lost all their ability to walk, think, talk, see and have early mortality. You can see there's somewhere between 500 or 1000 patients worldwide. This is one of the smaller subtypes but we're really excited by the data we've seen so far. Here you can see in the table and then in the survival plot on the right that we've seen a significant stabilization in the expected progression of these kids’ loss of function here is measured on the Hamburg Motor Language Score that is really the main efficacy endpoint that's been used in Batten Disease studies.

As well we've seen pretty good tolerability and nothing that we would would be unexpected with this gene therapy that's delivered intrathecally and anecdotally in addition to this hard clinical data. We're really excited to hear that some of these kids have even been able to do things that would be unprecedented for kids of their age with CLN6, going to school and being able to participate in sports. So we're really excited now to move into the next registration study as soon as possible on CLN6.

Moving on to Slide 21, as John mentioned, we feel there's really good read through from CLN6 over to CLN3 given very similar approaches in terms of the capsid in the transgene and the disease biology. CLN3 is a little bit later onset, it’s pediatric or juvenile Batten Disease. Instead of two to four age of onset, four to eight. But again, very serious progressive loss of function in the teen years and in earlier mortality. This is one of the most or the most common cause of genetic blindness and neurodegeneration in kids. It's estimated to up to 5000 patients addressable in worldwide markets and similar to CLN6, there are no current treatments in development and really here there's a potential for a first treatment and a first-in-class AAV treatment for these kids.

We just shared this data in the plot on the right earlier this year at the World LDN conference. In what you can see in yellow is the expected worsening that's seen in natural history in this disease and you can see in blue for the first three treated children at the low dose, we saw over the first year that they had very stable scores on the main efficacy end point, which is the UBDRS physical domain in CLN3 and similar to CLN6, we saw that the gene therapy was very well tolerated.

For both CLN6 and CLN3 we're now in the stage of finalizing the clinical and registration patents and discussions with regulators and also working very diligently on our commercial, material, and process for Thermo Fisher and look to start our next registration studies as soon as possible to move these programs towards registration.

Jeff C:

Now, moving off of the Batten programs, moving over to our lysosomal disease platform, our lead program here is Fabry disease. As Jill mentioned, Fabry leverages our platform where we actually engineer stability into the enzyme itself. We’ve learned over the years studying the enzymes and Galafold in particular, and how it stabilizes endogenous enzymes with Amicus.

That stability is a very important property for the GLA enzyme, especially when it's in the circulation at neutral pH. On the Amicus transgene in animal models has been shown to be significantly more potent than the wild type transgene where we hold the capsid and everything else identical and just compare the wild type transgene to the engineered transgene.

And we see that that Caritas engineered transgene leads to significantly better substrate reduction. Here we're showing in kidney, but we've seen similar results in DRGs, which we're very excited about for potentially helping address pain. Fabry is obviously a disease that Amicus and Caritas know well, and we're very excited to be partnered in a co-development collaboration with Amicus here on all of the development for into the foreseeable future throughout the clinic. And we know Fabry is a very significant market and growing at $1.8B in 2020. And we think from an unmet need perspective, remember, over half of the patients out there have mutations that are not amenable to Galafold, or migalastat, and really only have currently an IV every other week, ERT, available to them. And we think of one time gene therapy could especially be attractive to those patients.

Moving on now to slide twenty-three in Pompe here, the approach we've taken is to create a transgene, as John mentioned, that is actually a fusion protein that has a targeting moiety for uptakes through the CIMPR receptor. This is very similar to how we addressed the limitations while at Amicus and binding to the receptor for the ATGA enzyme. Here you can see on the right in the figure that that targeting leads to significantly better glycogen reduction again at the same dose, same capsid as the wild type.

We see in that third panel over pretty much clear glycogen in muscle and then down below in the spinal cord. With that engineered transgene, whereas with the wild type transgene just right next to that on the left, we still see significant glycogen in those tissues.

Pompe, again, is also, as we know, a very large and growing market that was $1.1B in 2020 and the only approved treatments currently are standard care ERT, again, with biweekly infusions. So again, a one time gene therapy could be very attractive for Pompe patients.

We move on to slide 24. This is our lead program in our broader CNS neuromuscular franchise. As Jill mentioned, we have several platforms that are not just for lysosomal storage diseases, but for other diseases where we can help enable cross correction.

In CDKL5 We're looking at both cell penetrating peptides, as well as the exosomal platform that Jill mentioned to create engineered transgenes that can create a cross-corrective CDKL5 gene therapy. And we have some really exciting preclinical data to date here shown in this slide, showing that cross correction.

They're now looking at several second or third iterations of engineering to look for definitive proof of concept here. Soon, we hope. CDKL5 is a devastating pediatric seizure disorder. It's increasingly being found that it's much more common than thought. It’s now, recent newborn screening suggests it could be up to 1 in 40,000 females, actually, are born with CDKL5 . And this is, again, a potential for a first and/or best-in-class gene therapy for these children.

And then finally moving on to slide twenty-five: Our Angelman program, this is one we're very excited about. We just started up discovery efforts on this one recently, together with Penn. This is one where we're trying to take the full armament of Caritas engineering approaches to create what we hope to be a cross-corrective UBE3A gene therapy for Angelman. We think that this is one where you could get significant improvement in disease outcomes if you can create some cross-correction and not just be able to treat that small percentage of cells that can be directly transduced.

Angelman is very large, relatively speaking, for a rare disease. More than 30,000 patients estimated in commercial markets. And with some of the recent proof of concept data from some of the ASO studies, it looks like you could potentially see significant clinical benefit even in those older patients with Angelmen, if you can help restore some of that underlying UB3 reactivity. So this is one that's early, but we're really excited about the potential and what we could bring to bear here.

And finally, the last two programs that I'll talk about also leverage our lysosomal platform claim one is our first Batten program, where we're using engineering to create, again, a targeted transgene here with our same fusion protein approach that we use in Pompe. And we've seen similar to Pompe that we were able to create transgenes, with significantly better potency than the wild type CLN1 transgene. And now we're working on iterations of this, combining it with Penn technologies and have mouse studies planned and ongoing.

And then finally on the last slide here, slide 27 on the pipeline. We also have active programs that we've been working on with Jim and his team at Penn, in MPS IIIA and MPS IIIB. MPS or Sanfilippo is a very severe progressive pediatric neurodegenerative lysosomal storage disease. There's currently no treatments available. We have now created a number of different targeted and restabilized transgenes for both of these diseases. Those are now in ongoing animal studies at Penn with Jim and his team and we look to hopefully have some lead candidates soon with some proof of concept.

So that was just the highlight of our pipeline programs. And at this point, I will turn it back over to John to talk about our manufacturing strategy and capabilities. John?

John C:

Great, thank you, Jeff, and again, thank you, Jill and Jim, and hopefully you'll see the core of an incredibly strong leadership for Caritas going forward. Let me talk for just a moment about the manufacturing here. Again, we're firmly of the belief that the process is the product and that we want to be among the world's leaders in manufacturing science, as well as biology and science of what we do in gene therapy. So we have set about over the last year and a half to design a state of the art manufacturing facility to be based in Orlando, Florida, at the Lake Nona Medical Innovation Center.

We are ready now to begin construction over the next several months. It's about a 12 to 18 month build, staffing and validation of the process. We think this will be an incredibly important strategic asset for the company going forward, will give us maximum flexibility to ensure that we can manufacture product of the highest quality, but also in the most timely fashion possible. This will also continue with our relationship with the manufacturing and process science out of Jim's labs at UPenn. Together with our relationship with ThermoFisher Scientific. That'll be the first facility, and we expect that to be operational again in about 18 months time.

And the vision, together with the land that's already been purchased and that will also transfer to Caritas, is a larger scale manufacturing facility. Again, part of our long term vision of building excellence in gene therapy and genetic medicine manufacturing.

On the next slide, just some more specifics about what we envision, this is the actual building, the entire top third floor, more than 30,000 square feet of largely manufacturing space, processed science, validation work includes fill and finish as well. And again, we think this will be an incredibly important capability to develop within the company, that also gives us the capacity moving forward that we will need together with Thermal Fisher to advance the pipeline.

And the next slide, I'll talk a little bit more here on Slide 32 about the strategic collaboration with Amicus. Again, we are to the point now where these programs are ready to be spun out of Amicus. Amicus is able to do this from a position of strength as we now have one approved product, Galafold. But then also moving toward the second approved product in Pompe disease, the enzyme replacement therapy ATGAA.

So, again, Amicus does this from a position of strength - select members of the senior leadership team move forward. I move over with the long term commitment to build, grow Caritas together with Jeff, Jill, other members of senior management from Amicus.

Amicus will be under the very capable hands of Bradley Campbell. It's part of the planned evolution for Bradley to become the chief executive officer. I will remain with an important role as senior strategic advisor at Amicus, charged with mentoring Bradley charged with ensuring that the programs, particularly ATGAA, move forward through approval and launch and also continue to be engaged in ways to maximize shareholder value at Amicus.

The relationship with Amicus, this is going to be an incredibly important one. If you even look at the logo with Caritas that we developed. You can see on the cover slide the kind of clever representation of the double stranded helix with the color blue in the middle. So the notion is that Caritas is infused with the culture of Amicus: the patient focus, the dedication to extraordinary science, and the relentless focus on moving these programs forward at the fastest pace possible and at the highest quality.

So all of that will continue to be part of the Caritas culture, if you will. Again, we are going to take the top two floors in Philadelphia, already built out that have for the last two years been the Global Research Center and Gene Therapy Center of Excellence for Amicus. That will become the corporate headquarters for Caritas, together with the facility in Florida. And again, we will continue to maintain a strong relationship as we co-develop with our team and partners at Amicus, the Pompe and Fabry gene therapy programs.

So a strong collaboration with Amicus. Again, a little bit more on that co-development: we believe that this will be operated through a joint steering committee. Both companies maintaining operational control. We think this de-risks the funding for both companies for both the Fabry and Pompe programs with the split toward commercialization.

We envision with the strong global reach of Amicus’ commercial and medical affairs and patient advocacy operations, that the commercialization of these two gene therapies will rest with Amicus. And we envision a full split on profits with Amicus going forward.

There is also the potential for continued collaboration, as Amicus will remain to have a right of first negotiation in certain muscular dystrophies going forward as well.

Again, just a little bit more about the structure here, we had a number of different options for funding of this spin out. We chose this merger with the ARYA entity and the deep SPACing process ahead, together with the funding through the PIPE. We think this provides maximal funding. We think it provides certainty. We think it provides a partnership with leading investors in biotechnology and importantly with this quantum of capital, about $400m into this company. This fully capitalizes the company for several years ahead, well into the 2024, advancing all of the programs, building the manufacturing and building the team.

And here on slide 36 you see the terms of the transaction, the pro forma valuation, the sources of funds and the uses of funds. Again, with the Amicus assets being spun into Caritas, having a pre-money valuation of $175M, that’ll be combined with the cash held in trust in the ARYA IV trust of approximately $150M, combined then also with the PIPE proceeds of approximately $200M, together with the additional cash to be provided by Amicus, leading to total sources of funds.

Again, use of funds: This is highly efficient. Most of our funding going toward research and development of these programs going forward. This will be sufficient to generate, in addition to advancing the current pipeline, making sure that we can generate one to two additional INDs per year.

Multiple milestones ahead for the programs as well. Our registration pivotal studies to begin. Importantly for CLN3, and also, we believe for CLN6. We can generate initial proof of concept data in Fabry patients with this funding. Again, we can build our manufacturing facility.

And also, very importantly, we think we can continue to advance a lot of the science that Jill talked about in the beginning part. And this is very unique and something I want to emphasize here, that by advancing these programs over the next several years, we think we can actually accomplish three things:

First, with these medicines, we can dramatically change people's lives. Secondly, we'll be able to deploy, refine and validate next generation gene therapy technologies. By doing that, thirdly, we think that this could create the value to open up options on new programs, new indications. So, again, success building on success here while we're solving some of the key problems in gene therapy, manufacturability, safety, targeting and durability.

Next slide on slide 38, you'll see many of the milestones over just the next couple of years. We really think throughout 2022 being able to have regulatory clarity on what it will take to get particularly the CLN3 Batten program into its pivotal study and what it will take to get that approved for patients, multiple INDs moving forward, including importantly the IND for Fabry disease, being able to treat Fabry patients, further proof of concept across the pipeline programs. And again, I think you'll expect to see month to month, quarter by quarter we’ll have through Caritas events, we’ll have through scientific exchanges and symposia, publications, patents issued, advancing all of these core problem-solving technologies. So something we and something I'm looking forward to, again, with the notion that this will be the next decade of genetic medicine in gene therapy, and we intend for Caritas to be at the forefront of that.

We'll end where we began, and that's reminding everybody the very unique nature of Caritas: the pipeline, the programs, the advanced stage of several of the programs, including importantly CLN3 Batten Disease, the platform technologies that we are developing, that we have developed and that will continue to develop within the walls of Caritas in partnership with Jim Wilson and his team at UPenn, in other key partnerships ahead, especially on the manufacturing side with the ThermoFisher team, and again, an experienced team to lead this going forward.

So it's something we're excited about, something I'm deeply engaged in. And as I think about the ability to really transform lives and to build one of the next great companies in biotechnology, building off the success we've had at Amicus. To think about Caritas as the future of harnessing genetic medicine is something we're all excited about and certainly very much looking forward to. So thank you.